As filed with the Securities and Exchange Commission on September 18, 2020
Registration Statement No.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
INTERNATIONAL MONEY EXPRESS, INC.
(Name of Registrant as Specified in Its Charter)
Delaware	47-4219082
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
9480 South Dixie Highway
Miami, Florida 33156
(305) 671-8000
(Address, Including zip code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Robert Lisy
Chief Executive Officer and President
International Money Express, Inc.
9480 South Dixie Highway
Miami, Florida 33156
(305) 671-8000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
with copies to:
Ira Rosner, Esq.
Holland & Knight LLP
701 Brickell Avenue, Suite 3300
Miami FL 33131
Phone: (305) 789-7556
Fax: (305) 789-7799
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.0001 par value	8,820,499	$15.168	$133,789,328.83	$17,365.85
(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also shall register and be deemed to cover any additional shares of common stock of the Registrant which may be offered or become issuable to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of shares of the Registrant’s common stock reported on The Nasdaq Capital Market on September 16, 2020 of $15.168 per share.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction in which such offer, solicitation or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 18, 2020
PROSPECTUS

8,820,499 Shares of Common Stock
The selling stockholders identified in this prospectus (the “Selling Stockholders”) may from time to time offer and sell up to 8,820,499 shares of our outstanding common stock. We will not receive any proceeds from the sale or other disposition of the shares of our common stock by the Selling Stockholders. The Selling Stockholders may sell shares of our common stock in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” beginning on page 9 of this prospectus. We will not be paying any underwriting discounts or commissions in connection with any sale of shares by the Selling Stockholders. We will, however, bear certain costs associated with the sale of shares by the Selling Stockholders, excluding underwriting discounts and commissions, which will be borne by the Selling Stockholders. See “Use of Proceeds.”
In certain cases where one or more Selling Stockholders sell securities pursuant to this prospectus, the Selling Stockholders will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Such prospectus supplements also may add, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest.
Our common stock is traded on The Nasdaq Capital Market under the symbol “IMXI”. On September 16, 2020, the last reported sale price of our common stock on The Nasdaq Capital Market was $15.15 per share.
We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements. Investing in our common stock involves risks. You should carefully read and consider the risk factors described in, and incorporated by reference under, “Risk Factors” beginning on page 3 of this prospectus and in the applicable prospectus supplement before investing in any securities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. These securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If underwriters, dealers, or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, the underwriters may overallot a portion of the securities.
The date of this prospectus is         , 2020.

ABOUT THIS PROSPECTUS
This prospectus relates to the offer and the sale of up to 8,820,499 shares of our common stock by the Selling Stockholders. We will not receive any of the proceeds from the sale of shares of our common stock by the Selling Stockholders. We will, however, bear certain costs associated with the sale of shares by the Selling Stockholders, excluding underwriting discounts and commissions, which will be borne by the Selling Stockholders. See “Use of Proceeds”.
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf registration” process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell up to an aggregate of 8,820,499 shares of our common stock in one or more offerings.
This prospectus provides you with a general description of the securities being offered. In certain cases where one or more Selling Stockholders sell securities pursuant to this prospectus, the Selling Stockholders will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement also may add to, update or change information contained in this prospectus to the extent permitted by the Securities Act of 1933, as amended (the “Securities Act”) and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement, together with the information incorporated by reference and any other offering materials. See “Where You Can Find More Information” and “Information Incorporated by Reference.”
You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement relating to a particular offering. No person has been authorized to give any information or make any representations in connection with any offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us or the Selling Stockholders. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.
You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.
Unless the context requires otherwise, references in this prospectus to “Intermex,” “the Company,” “we,” “us” and “our” refer to International Money Express, Inc., a Delaware corporation, and our consolidated subsidiaries. This prospectus, including the documents incorporated herein by reference, contains references to a number of trademarks that are our registered trademarks or those of our affiliates, or trademarks for which we or our affiliates have pending registration applications or common law rights. This prospectus also may include trade names, trademarks and service marks of other companies and organizations. Solely for convenience, trademarks and trade names referred to in this prospectus or any prospectus supplement or free writing prospectus or the documents incorporated by reference herein or therein may appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights to these trademarks and trade names.
i

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement, and the information we incorporate by reference herein and therein contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to certain matters that could have an effect on our future performance, including but without limitation, statements regarding our plans, objectives, financial performance, business strategies, expectations for our business and the business of the Company.
These statements relate to expectations concerning matters that are not historical fact and may include words or phrases such as “would,” “will,” “should,” “expects,” “believes,” “anticipates,” “continues,” “could,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “forecasts,” “intends,” “assumes,” “estimates,” “approximately,” “shall,” “our planning assumptions,” “future outlook” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These words and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.
Except for historical information, matters discussed in this prospectus, each prospectus supplement, and the information we incorporate by reference herein and therein are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.
Factors that could cause or contribute to such differences include, but are not limited to, those described in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (“Annual Report”), our Quarterly Reports on Form 10-Qs for the quarters ended March 31, 2020 and June 30, 2020 (collectively, “Quarterly Reports”), and the other periodic reports and other filings that we file from time to time with the SEC, as well as the following factors:
•	the ability to maintain the listing of our common stock on Nasdaq;
•	changes in applicable laws or regulations;
•	the possibility that we may be adversely affected by other economic, business and/or competitive factors;
•	factors relating to our business, operations and financial performance, including:
○	the COVID-19 pandemic, responses thereto and the economic and market effects thereof, including unemployment levels and increased capital markets volatility;
○	competition in the markets in which we operate;
○	volatility in foreign exchange rates that could affect the volume of consumer remittance activity and/or affect our foreign exchange related gains and losses;
○	cyber-attacks or disruptions to our information technology, computer network systems and data centers;
○	our ability to maintain agent relationships on terms consistent with those currently in place;
○	our ability to maintain banking relationships necessary for us to conduct our business;
○	credit risks from our agents and the financial institutions with which we do business;
○	bank failures, sustained financial illiquidity, or illiquidity at our clearing, cash management or custodial financial institutions;
ii

○	new technology or competitors that disrupt the current ecosystem by introducing digital platforms;
○	our ability to satisfy our debt obligations and remain in compliance with our credit facility requirements;
○	interest rate risk from elimination of the London Inter-bank Offered Rate (“LIBOR”) as a benchmark interest rate;
○	our success in developing and introducing new products, services and infrastructure;
○	customer confidence in our brand and in consumer money transfers generally;
○	our ability to maintain compliance with the regulatory requirements of the jurisdictions in which we operate or plan to operate;
○	international political factors or implementation of tariffs, border taxes or restrictions on remittances or transfers of money out of the United States;
○	changes in tax laws and unfavorable outcomes of tax positions we take;
○	political instability, currency restrictions and volatility in countries in which we operate or plan to operate;
○	consumer fraud and other risks relating to customers’ authentication;
○	weakness in U.S. or international economic conditions;
○	change or disruption in international migration patterns;
○	our ability to protect our brand and intellectual property rights; and
○	our ability to retain key personnel.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus. You should read this prospectus, each prospectus supplement and the information we incorporate by reference herein and therein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. All forward-looking statements included in this registration statement are made as of the date hereof. Except as required by law, we undertake no obligation to update any forward-looking statement for subsequent events.
iii

PROSPECTUS SUMMARY
This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. You should pay special attention to the risks and uncertainties identified under the caption “Risk Factors” in this prospectus, any applicable prospectus supplement, and each of the documents incorporated herein or therein by reference, including our Annual Report and our Quarterly Reports.
International Money Express, Inc.
Overview
We are a rapidly growing and leading money remittance services company focused primarily on the United States to Latin America and the Caribbean (“LAC”) corridor, which includes Mexico, Central and South America and the Caribbean. In 2019, we expanded our services to allow remittances to Africa from the United States and also began offering sending services from Canada to Latin America and Africa. We utilize our proprietary technology to deliver convenient, reliable and value-added services to our customers through a broad network of sending and paying agents. Our remittance services, which include a comprehensive suite of ancillary financial processing solutions and payment services, are available in all 50 states in the U.S., Washington D.C., Puerto Rico and 13 provinces in Canada, where customers can send money to beneficiaries in 17 LAC countries, six countries in Africa and two countries in Asia. Our services are accessible in person through over 100,000 sending and paying agents and Company-operated stores, as well as online and via Internet-enabled mobile devices. Additionally, we have expanded our product and service portfolio to include online payment options, pre-paid debit cards and direct deposit payroll cards, which may present different cost, demand, regulatory and risk profiles relative to our core remittance business.
Money remittance services to LAC countries, primarily Mexico and Guatemala, are the primary source of our revenue. These services involve the movement of funds on behalf of an originating customer for receipt by a designated beneficiary at a designated receiving location. Our remittances to LAC countries are primarily generated in the United States by customers with roots in Latin American and Caribbean countries, many of whom do not have an existing relationship with a traditional full-service financial institution capable of providing the services we offer. We provide these customers with flexibility and convenience to help them meet their financial needs. We believe many of our customers who use our services may have access to traditional banking services, but prefer to use our services based on reliability, convenience and value. We generate money remittance revenue from fees paid by our customers (i.e. the senders of funds), which we share with our sending agents in the originating country and our paying agents in the destination country. Remittances paid in local currencies that are not pegged to the U.S. dollar may also generate revenue through our daily management of currency exchange spreads.
Our money remittance services enable our customers to send and receive funds through our broad network of locations in the United States and in Canada that are primarily operated by third-party businesses, which we refer to as sending and paying agents, as well as through 34 Company-operated stores.
Corporate Information and History
The Company, formerly known as FinTech Acquisition Corp. II, a Delaware corporation (“FinTech”), was incorporated on May 28, 2015 under the laws of the state of Delaware. On July 26, 2018, the Company, as FinTech, consummated a transaction (the “Merger”) by and among the Company as FinTech, FinTech II Merger Sub Inc., a wholly-owned subsidiary of FinTech (“Merger Sub 1”), FinTech II Merger Sub 2 LLC, a wholly-owned subsidiary of FinTech (“Merger Sub 2”), Intermex Holdings II, Inc. (“Intermex Holdings”) and SPC Intermex Representative LLC. As a result of the Merger, the separate corporate existence of Intermex Holdings ceased and Merger Sub 2 (which changed its name to International Money Express Sub 2, LLC in connection with the closing of the Merger) continued as the surviving entity. In connection with the closing of the Merger, the Company as FinTech, the surviving entity, changed its name to International Money Express, Inc. Unless the context below otherwise provides, the terms “we,” “us,” “Intermex,” and the “Company” refer to International Money Express, Inc. following the Merger, together with its respective subsidiaries. We conduct our business primarily through our operating subsidiary, Intermex Wire Transfer, LLC.

Our principal executive offices are located at 9480 South Dixie Highway, Miami, Florida 33156, and our telephone number at that address is (305) 671-8000. Our website is https://www.intermexonline.com. The references to www.intermexonline.com in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein are inactive textual references only, and the information found on our website is not incorporated by reference into, and should not be considered part of, this prospectus, any prospectus supplement, or the documents incorporated by reference herein or therein. Our common stock is listed on The Nasdaq Capital Market under the symbol “IMXI.”
Recent Developments
On August 27, 2020, Tony Lauro II, the Company’s Chief Financial Officer, informed the Company of his intention to resign from his position, effective November 13, 2020. Mr. Lauro has agreed to continue in his current position as Chief Financial Officer until November 13, 2020 to ensure a smooth transition of his responsibilities to a new or interim Chief Financial Officer.
On September 14, 2020, the Company announced that Messrs. Robert Jahn and Stephen Paul resigned from the Company’s board of directors, effective as of September 14, 2020, in connection with the Company’s completion of its transition to a board of directors composed of a majority of independent directors as required by the Nasdaq Capital Market listing rules for a listed company that is no longer a “controlled company” under such rules. In addition, the board of directors made related changes to its Compensation and Nominating and Corporate Governance Committees so that such committees are composed of fully independent directors as required by Nasdaq listing rules. The Compensation Committee is now composed of Kurt Holstein (Chair), Christopher Lofgren and John Rincon, and the Nominating and Corporate Governance Committee is composed of Christopher Lofgren (Chair) and Michael Purcell.
The Offering
The Selling Stockholders may offer or sell, from time to time, up to 8,820,499 shares of our common stock. In certain cases where one or more Selling Stockholders sell securities pursuant to this prospectus, the Selling Stockholders will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.
We will not receive any of the proceeds from the sale of shares of our common stock by the Selling Stockholders. We will, however, bear certain costs associated with the sale of shares by the Selling Stockholders, excluding underwriting discounts and commissions, which will be borne by the Selling Stockholders. For more information, see “Use of Proceeds”.
The Selling Stockholders may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” The Selling Stockholders, as well as any agents acting on our or their behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
See “Description of Common Stock” for additional information regarding the common stock to be sold pursuant to this prospectus.
See “Risk Factors” and other information included or incorporated by reference in this prospectus and the accompanying prospectus supplement, if any, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

RISK FACTORS
Investing in our securities involves a high degree of risk and uncertainty. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks, uncertainties and assumptions described in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein, including our financial statements and related notes thereto and the risks described in the “Risk Factors” section of our Annual Report and our Quarterly Reports, all of which are incorporated by reference into this prospectus. We expect to update these risk factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus, which also will be incorporated by reference into this prospectus. In connection with any specific offering, we also expect to provide risk factors and other information in the applicable prospectus supplement.
If one or more of the events relevant to these risks and uncertainties actually occurs, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. Furthermore, in these circumstances, the market price of our common stock could decline and purchasers of our common stock could lose all or part of their investments. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us and the price of our common stock.
For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders.
The Selling Stockholders will pay any underwriting discounts or selling commission, brokerage commissions and/or similar charges incurred in connection with or attributable to the sale or other disposition by them of the shares covered hereby. See “Selling Stockholders” and “Plan of Distribution” described below. We have, however, agreed to pay all other costs, expenses and fees incurred in registering the shares of our common stock covered by this prospectus, including expenses of one counsel for the initiating selling stockholder and one counsel for all other selling stockholders collectively in an amount not to exceed $100,000 for each registration pursuant to the Registration Rights Agreement (as defined below).

DESCRIPTION OF COMMON STOCK
The following description of our common stock, together with any additional information we include in any applicable prospectus supplement or documents incorporated by reference, summarizes the material terms and provisions of our common stock that the Selling Stockholders may offer under this prospectus.
The description of our common stock below is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and our bylaws, in each case, as amended and as in effect on the date of this prospectus, each of which has been publicly filed with the SEC.
Authorized and Outstanding Stock
Our certificate of incorporation, as amended (referred to as our charter) authorizes the issuance of 205,000,000 shares, consisting of 200,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. Our charter authorizes our board of directors to issue shares of our preferred stock with such designations, rights and preferences as may be determined from time to time by it, without stockholder approval.
As of June 30, 2020, there were approximately 38,035,279 shares of our common stock issued and outstanding held of record by approximately 135 stockholders. No shares of preferred stock are outstanding. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.
Common Stock
Each holder of record of our common stock is entitled to one vote for each share of our common stock which is outstanding in his, her, or its name on the books of the Company on all matters on which stockholders are entitled to vote generally, provided, however, that to the fullest extent permitted by law, holders of common stock shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to our charter that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to applicable law or our charter (including any certificate of designations relating to any series of preferred stock).
Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over or the right to participate with our common stock with respect to the payment of dividends, dividends may be declared and paid ratably on our common stock out of the assets of the Company which are legally available for this purpose at such times and in such amounts as the board of directors in its discretion shall determine.
Holders of our common stock have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock. Upon the dissolution, liquidation or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company and subject to the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over or the right to participate with our common stock with respect to the distribution of assets of the Company upon such dissolution, liquidation or winding up of the Company, the holders of our common stock shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares held by them.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is One State Street Plaza, 30th Floor, New York, NY 10004, and its telephone number is (212) 509-4000.
Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “IMXI.”

Provisions of our Charter and Bylaws That May Prevent a Change in Control
Certain provisions of our charter and bylaws could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions could also be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests.
Undesignated Preferred Stock: Our board of directors is empowered, without stockholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.
Classified Board of Directors: Our charter and bylaws provide that the number of directors may be established only by the board of directors as it shall determine from time to time. Pursuant to our charter, our board of directors is divided equally, or as nearly equally as possible, into three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Holders of shares of our common stock do not have the right to cumulative voting in the election of directors. The classified board provision in our charter could have the effect of making the replacement of incumbent directors more time consuming and difficult. The staggered terms of directors may delay, defer, or prevent a tender offer or an attempt to take control of us, even though a tender offer or a change of control may be in our stockholders’ best interests.
Requirements for Advance Notification of Stockholder Nominations and Proposals: Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. These provisions may impede a stockholder’s ability to bring matters before an annual or special meeting or make nominations for directors.
No Action without Meeting: Our charter and bylaws provide that, except as otherwise required by future rights, if any, of the holders of any series of preferred stock, action required or permitted to be taken by our stockholders at any special or annual meeting of stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a written consent of stockholders in lieu of a duly called meeting.
Special Meetings: Our bylaws provide that, except as otherwise required by law or future rights, if any, of the holders of any series of preferred stock, special meetings of the stockholders may only be called by our board of directors or the chairman of the board of directors. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.
Anti-Takeover Provisions of Delaware Law
We are not subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning fifteen percent (15%) or more of the corporation’s voting stock) for three years following the date that a person becomes an interested stockholder, unless (i) before such stockholder becomes an “interested stockholder,” the board of directors approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the outstanding stock of the corporation at the time of the transaction (excluding stock owned by certain persons), or (iii) at the time or after the stockholder became an interested stockholder, the board of directors and at least two-thirds (66 2/3%) of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.
The board of directors has elected to opt out of Section 203. However, the board of directors believes that it is in the best interests of stockholders to have protections similar to those afforded by Section 203.

These provisions will encourage any potential acquirer to negotiate with the board of directors and therefore provides an opportunity to possibly obtain a higher purchase price than would otherwise be offered in connection with a proposed acquisition of the post-combination company. Such provisions may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the Company that have not been approved by the board of directors. The board of directors believes that while such provisions will provide some measure of protection against an interested stockholder that is proposing a two-tiered transaction structure that is unduly coercive, and will also help to prevent a third party from acquiring “creeping control” of the Company without paying a fair premium to all stockholders, such provisions would not ultimately prevent a potential takeover that enjoys the support of stockholders.
As a result, our charter contains provisions that have the same effect as Section 203, except that they provide that SPC Intermex and its controlling equity holders and certain of their respective affiliates and transferees (“SPC Intermex Holders”) will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions. The board of directors has determined to exclude the SPC Intermex Holders from the definition of “interested stockholder,” because these parties currently hold voting power in excess of the 15% threshold under Section 203, such that “creeping control” without paying a fair premium to all stockholders, which Section 203 of the DGCL is intended to prevent, would not be applicable to the SPC Intermex Holders.
Limitation on Directors’ Liability
Under our charter and bylaws, we will indemnify our directors to the fullest extent permitted by the DGCL. The DGCL permits a corporation to limit or eliminate a director’s personal liability to the corporation or the holders of its capital stock for breach of duty. This limitation is generally unavailable for acts or omissions by a director which (i) were in bad faith, (ii) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (iii) involved a financial profit or other advantage to which such director was not legally entitled. The DGCL also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of our Company and our stockholders (through stockholders’ derivative suits on behalf of our Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under the federal securities laws of the United States.
Choice of Forum
Our charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) any action asserting a claim pursuant to any provision of the DGCL, our charter or our bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

SELLING STOCKHOLDERS
This prospectus relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “Selling Stockholders,” of up to 8,820,499 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. Our shares of common stock held by the Selling Stockholders were issued to them either prior to, or in connection with, the Merger in 2018. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, as well as their permitted donees, pledgees, assignees, transferees, distributees, or other successors in interest.
If the registration statement of which this prospectus is a part is used by the Selling Stockholders for the sale of any shares of our common stock registered thereunder, information about such Selling Stockholder, their beneficial ownership of our common stock, and their relationship with us, to the extent not described herein, will be set forth in a prospectus supplement, in a post-effective amendment, or in a filing we make with the SEC under the Exchange Act that is incorporated by reference into such registration statement.
We are registering 8,820,499 shares of our common stock for possible resale by the Selling Stockholders in accordance with the terms of a Registration Rights Agreement, dated July 26, 2018, as amended on July 29, 2019 (as amended, the “Registration Rights Agreement”), with certain of our stockholders that provides certain registration rights with respect to the shares of our common stock. The Registration Rights Agreement provides the stockholders party to the agreement the right to require us to effect one or more shelf registrations under the Securities Act, covering all or part of such stockholder’s common stock upon written request to us. The Registration Rights Agreement additionally provides piggyback rights to the stockholders party to the Registration Rights Agreement, subject to customary underwriter cutbacks and issuer blackout periods. We also agreed to pay certain fees and expenses relating to registrations under the Registration Rights Agreement. See “Use of Proceeds.” Each of the Selling Stockholders is permitted to sell, resell or otherwise dispose of the shares in a manner contemplated under “Plan of Distribution” in this prospectus.
The table below sets forth the following information: (a) the names of the Selling Stockholders, (b) the number and percentage of shares of any common stock beneficially owned by each of the Selling Stockholders as of September 16, 2020, (c) the number of shares of our common stock subject to sale by each Selling Stockholder pursuant to this prospectus, and (d) the number and percentage of shares of our common stock that would be beneficially owned by each Selling Stockholder assuming all of the shares covered hereby are sold.
All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Stockholders under this prospectus. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares of our common stock beneficially owned by the Selling Stockholders both prior to and following the offering of securities pursuant to this prospectus, is based on 38,057,481 shares of our common stock outstanding as of September 16, 2020. Unless otherwise indicated in the footnotes to this table, we believe that each of the Selling Stockholders named in this table has sole voting power with respect to the shares of common stock indicated as beneficially owned. There can be no assurances that any shares of our common stock will be sold pursuant to the prospectus. The Selling Stockholders may sell some, all, or none of their respective shares.
Except as noted below in the footnotes to the table or as otherwise described in, or incorporated by reference into, this prospectus, none of the Selling Stockholders has, or has had since our inception, any position, office or other material relationship with us or any of our affiliates during the past three years.

	Beneficial Ownership at September 16, 2020		Total Number of Shares to be Sold in the Offering	Beneficial Ownership after the Offering
Name of Selling Stockholder(1)	Number of Shares	Percentage of Class		Number of Shares	Percentage of Class
SPC Intermex, LP(2)	8,305,826	21.8%	8,270,499	35,327	*
Robert Lisy Family Revocable Living Trust(3)	1,162,529	3.1%	250,000	912,529	2.4%
Latin American Investments Holding Inc.(4)	1,005,288	2.6%	300,000	705,288	1.9%
*	Less than 1%.
(1)
Except as otherwise specifically indicated herein, the beneficial ownership information for each Selling Stockholder set forth in this table excludes shares of common stock subject to the Stockholders Agreement (as defined below) that are owned by other parties to the Stockholders Agreement, for which each Selling Stockholder disclaims beneficial ownership of any shares of common stock held by such other Selling Stockholders.

(2)
Stella Point Capital LLC (“Stella Point”) is the sole manager of SPC Intermex GP, LLC, which serves as the general partner for SPC Intermex LP. Adam Godfrey and Justin Wender, members of our board of directors, are the Managing Partners of and jointly control Stella Point. Messrs. Godfrey and Wender disclaim beneficial ownership of the shares of common stock held by SPC Intermex, LP.

(3)
Robert Lisy, the Chairman of our board of directors, Chief Executive Officer and President, is the sole trustee. Does not include 438,531 shares held by Hawk Time Enterprises, LLC, a Delaware limited liability company, owned and managed by Mr. Lisy.

(4)	John Rincon, one of our directors, owns 100% of Latin American Investments Holding Inc.
The Stockholders Agreement
Certain of the Selling Stockholders also are parties to that certain Stockholders Agreement, dated July 26, 2018, as amended on December 12, 2018, entered into by and between the Company and following stockholders (the “Stockholders Agreement”): SPC Intermex, LP, SPC Intermex Representative, LLC, C.A.R. Holdings, Hawk Time Enterprises, LLC, Robert Lisy Family Revocable Trust, Robert W. Lisy Trustee, Robert Lisy, Darrell Ebbert, Jose Perez-Villareal, Eduardo Azcarate, William Velez, Randy Nilsen, DGC Family FinTech Trust, Daniel Cohen, Betsy Cohen, Cohen and Company LLC (which was released from the Stockholders Agreement under the December 12, 2018 amendment to the Stockholders Agreement), Swarthmore Trust of 2016, James J. McEntee, III, Hepco Family Trust, Jeremy Kuiper, Shami Patel, Plamen Mitrikov, FinTech Investor Holdings II, LLC, Cohen Sponsor Interests II, LLC, and Solomon Cohen (the “Intermex Legacy Stockholders”). Pursuant to the Stockholders Agreement, for so long as Intermex Legacy Stockholders party thereto hold, in the aggregate, at least 10% of the total outstanding shares of the Company’s common stock, SPC Intermex will be entitled to designate eight individuals for election to the Company’s board of directors of which at least three designees must qualify as an “independent director” under the Exchange Act and Nasdaq rules. Following such times as the collective ownership of such Intermex Legacy Stockholders is less than 10% of the outstanding shares of the Company’s common stock, SPC Intermex will be entitled to designate one person for election to the Company’s board of directors, which designation right will lapse at such time as the Intermex Legacy Stockholders’ collective ownership is less than 5% of the outstanding shares of the Company’s common stock. Pursuant to the Stockholders Agreement, all of the stockholders party thereto (which stockholders represent, in the aggregate, 32.4% of the outstanding shares of common stock as of May 5, 2020), are required to vote their shares of the Company’s common stock subject to the Stockholders Agreement as set forth therein for the director nominees designated thereunder. The transfer restrictions in the Stockholders Agreement terminated in accordance with its terms in September 2019.

PLAN OF DISTRIBUTION
Pursuant to our obligations under the Registration Rights Agreement, we are registering the shares of common stock covered by this prospectus and any applicable prospectus supplement for the benefit of the Selling Stockholders. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each and any sale. The Selling Stockholders from time to time may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices.
The Selling Stockholders may use any one or more of the following methods when selling securities:
•	underwritten transactions;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•
block trades (which may involve crosses) in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account under this prospectus;
•	an exchange distribution and/or secondary distributions in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	“at the market” or through market makers or into an existing market for the shares;
•	short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	sales by broker-dealers of shares of common stock that are loaned or pledged to such broker-dealers;
•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, after the effective date of the registration statement of which this prospectus is a part;

•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
If required, a prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following: (a) the terms of the offering; (b) the names of any underwriters or agents; (c) the name or names of any managing underwriter or underwriters; (d) the name or names of each Selling Stockholder identified in this prospectus that is participating in such offering; (e) the purchase price of the securities; (f) the net proceeds from the sale of the securities; (g) any delayed delivery arrangements; (h) any underwriting discounts, commissions or agency fees and other item constituting underwriters’ or agents’ compensation; (i) any initial price to public; (j) any discounts or concessions allowed or reallowed or paid to dealers; and (k) any commissions paid to agents.
Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If the Selling Stockholders use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions.

The Selling Stockholders may sell the securities through agents from time to time. The related prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
The Selling Stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the related prospectus supplement will set forth any commissions paid for solicitation of these contracts.
Certain persons participating in an offering of our securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.
Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, as amended, and any discounts or commissions they receive from the Selling Stockholders and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
We and the Selling Stockholders may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.
Selling Stockholders may use this prospectus in connection with resales of the common stock beneficially owned by them. In addition, any selling stockholder may transfer any shares of common stock covered by this prospectus in private transactions or under Rule 144 under the Securities Act, if available, rather than under this prospectus; provided, that they meet the criteria and conform to the requirements of that rule.
A Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of shares of our common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of such Selling Stockholder, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through a registration statement.
The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.
In connection with the sale of the shares of our common stock or interests therein, certain of the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. Certain of the Selling Stockholders also may sell the shares of our common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. Certain of the Selling Stockholders also may enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Pursuant to our internal corporate policy, our directors and executive officers who are Selling Stockholders are prohibited from engaging in these types of transactions with our common stock.
The aggregate proceeds to the Selling Stockholders from the sale of our common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling

Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock.
We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We will bear certain costs associated with the sale of shares by the Selling Stockholders, excluding underwriting discounts and commissions, which will be borne by the Selling Stockholders. See “Use of Proceeds.” In addition, we have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, or we may be entitled to contribution.
There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock we registered on behalf of the Selling Stockholders pursuant to the registration statement of which this prospectus forms a part. Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
Electronic Auctions
The Selling Stockholders also may make sales through the Internet or through other electronic means. Because the Selling Stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in the applicable prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by the Selling Stockholders, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and also may be used.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Holland & Knight LLP, Miami, Florida. Additional legal matters may be passed on for any underwriters, dealers, or agents by counsel that we will name in any applicable prospectus supplement.
EXPERTS
The consolidated financial statements of International Money Express, Inc. and subsidiaries as of December 31, 2019 and 2018 (successor Company) and for the years ended December 31, 2019 and 2018 (successor period), and for the periods from February 1, 2017 to December 31, 2017 (successor period) and from January 1, 2017 to January 31, 2017 (predecessor period), incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We electronically file with the SEC our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements for our annual and special stockholder meetings, including any amendments to those reports, and other information filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our SEC filings also are available and can be accessed free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, through the investor information section of our website at www.intermexonline.com. These filings will be available as soon as reasonably practicable after we electronically file such material with or furnish it to, the SEC. The references to www.intermexonline.com in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein are inactive textual references only, and the information found on our internet website is not incorporated by reference into, and should not be considered part of, this prospectus, any prospectus supplement, or the documents incorporated by reference herein or therein.
We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement and its exhibits, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our securities offered hereby, you should review the registration statement and its exhibits.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. The SEC file number for the documents incorporated by reference in this prospectus is 001-37986. We incorporate by reference the following information that has been filed with the SEC:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 11, 2020, as amended by the Form 10-K/A filed on April 22, 2020;
•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020, filed on May 7, 2020 and for the fiscal quarter ended June 30, 2020, filed on August 6, 2020;
•	our Current Reports on Form 8-K filed on March 19, 2020, June 29, 2020, September 1, 2020 and September 14, 2020;
•	our definitive proxy statement filed with the SEC on May 15, 2020; and
•
the description of our common stock contained in the Registration Statement on Form 8-A filed on January 18, 2017 relating thereto, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus any subsequent filing (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to termination of this offer or such time as all securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied (including any such document filed by us prior to the effectiveness of the registration statement of which this prospectus forms a part).
Information in such future filings may update and supplement the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated by reference or deemed to be incorporated herein by reference to the extent that statements in the later filed documents modify or replace such earlier statements.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, without charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with the prospectus, including the exhibits which are specifically incorporated by reference. Requests for such documents should be directed in writing to International Money Express, Inc., 9480 South Dixie Highway, Miami, Florida 33156, Attention: Chief Financial Officer or orally by calling (305) 671-8000.

8,820,499 Shares of Common Stock
PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses payable by the registrant in connection with the sale and distribution of our securities being registered hereby. The Selling Stockholders will not bear any portion of such expenses.
SEC registration fee	$17,365.85
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer Agents and Registrar Fees	*
Printing Fees	*
Miscellaneous	*
Total	*
*	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated as of the date of this prospectus.
Item 15.	Indemnification of Directors and Officers
Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.
Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director’s fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. Our directors, however, may be personally liable:
•	for any breach of duty of loyalty to us or to our stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	for unlawful payment of dividends or unlawful stock repurchases or redemptions; or
•	for any transaction from which the director derived an improper personal benefit.
Our Second Amended and Restated Bylaws (“Bylaws”) provide that we shall indemnify any current or former director or officer to the fullest extent permitted by the DGCL. Our Bylaws also provide that a director, former director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon our receipt of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification or advancement of expenses under our Bylaws. Our Bylaws further permit us to purchase and maintain insurance on behalf of our directors, officers, employees and agents against any expense, liability or loss that they may incur in those capacities, whether or not we would have the power to indemnify them against such expense, liability or loss.
Item 16.	Exhibits
A list of exhibits filed with the registration statement on Form S-3 is set forth in the Exhibit Index and is incorporated into this Item 16 by reference.
Item 17.	Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) If the registrant is relying on Rule 430B,
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or
(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX
Exhibit No.	Number Description of Exhibit
1.1**	Form of Underwriting Agreement.
2.1
Agreement and Plan of Merger, dated December 19, 2017, between the Company, FinTech Merger Sub II Inc., Intermex Holdings II, Inc. and SPC Intermex Representative LLC (incorporated by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form S-1 filed on September 28, 2018).

4.1
Registration Rights Agreement, dated July 26, 2018, by and among FinTech Acquisition Corp. II, SPC Investors, Minority Investors and Additional Investors (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 filed on September 28, 2018).

4.2	Amendment No. 1 to the Registration Rights Agreement, dated July 29, 2019 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on July 30, 2019).
4.3
Shareholders Agreement, dated July 26, 2018, between the Company and the stockholders of the Company signatory thereto (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 filed on September 28, 2018).

4.4
Shareholders Agreement Amendment, dated as of December 12, 2018, by and among FinTech Investor Holdings II, LLC, the Company and SPC Intermex Representative LLC (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K on filed on December 14, 2018).

4.5
Shareholders Agreement Waiver dated August 23, 2019, among FinTech Investor Holdings II, LLC, International Money Express, Inc. and SPC Intermex Representative LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 23, 2019).

5.1*	Opinion of Holland & Knight LLP regarding the legality of the offered common stock
23.1*	Consent of Holland & Knight LLP (included in Exhibit 5.1)
23.2*	Consent of BDO USA, LLP
24.1*	Power of Attorney (included in the signature page hereto).
*	Filed herewith.
**	To be filed by post-effective amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in connection with the offering of a particular class or series of securities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on September 18, 2020.
International Money Express, Inc.

By:	/s/ Robert Lisy
Robert Lisy Chief Executive Officer and President
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Lisy and Tony Lauro II, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date(s) indicated.
Signature	Title	Date
/s/ Robert Lisy	Chief Executive Officer, President and Chairman of the board of directors (principal executive officer)	September 18, 2020
Robert Lisy

/s/ Tony Lauro II	Chief Financial Officer (principal financial and accounting officer)	September 18, 2020
Tony Lauro II

/s/ Adam Godfrey	Director	September 18, 2020
Adam Godfrey

/s/ Kurt Holstein	Director	September 18, 2020
Kurt Holstein

/s/ Christopher Lofgren	Director	September 18, 2020
Christopher Lofgren

/s/ Michael Purcell	Director	September 18, 2020
Michael Purcell

/s/ John Rincon	Director	September 18, 2020
John Rincon

/s/ Justin Wender	Director	September 18, 2020
Justin Wender